EXHIBIT 99.1

Contact: Insignia Systems, Inc. Kristine Glancy, CEO (763) 392-6200

  FOR IMMEDIATE RELEASE

INSIGNIA SYSTEMS, INC. ANNOUNCES
2020 SECOND QUARTER AND SIX-MONTH FINANCIAL RESULTS

MINNEAPOLIS, MN – August 6, 2020 – Insignia Systems, Inc. (Nasdaq: ISIG) (“Insignia”) today reported financial results for the second quarter ended June 30, 2020 (“Q2”).

Overview
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COVID-19 adversely impacted our industry and Q2 2020 results.
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Q2 2020 net sales decreased 42.0% to $3.4 million from $5.8 million in Q2 2019, driven primarily by decreases in POPS revenue.
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Q2 2020 operating loss was $1.8 million compared to operating loss of $683,000 in Q2 2019.
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Q2 2020 net loss was $1.8 million, or ($0.15) per basic and diluted share, compared to a net loss of $488,000, or ($0.04) per basic and diluted share in Q2 2019.

Insignia’s President and CEO, Kristine Glancy, commented, “COVID-19 substantially affected our business in the second quarter and all signs indicate that will continue for the foreseeable future. Many of our clients shifted programming to later in the year or stopped marketing spend as they shifted their focus to their internal supply chain and employee safety. In-store signage was most significantly impacted, with revenue down 50% as foot traffic to stores declined during the shelter-at-home time period, brands opted out of spending and overall competitive pressures. Our non-signage sales were down 14 % for the quarter, in contrast to growth in recent quarters, largely due to the COVID-19 impact and clients' slowing discussions and decisions. With foot traffic returning to stores and our increase in outreach, we anticipate regaining momentum for the remainder of 2020.”

Ms. Glancy continued, “There remains a high level of uncertainty with COVID-19 and the impact to not only our business but the overall industry and how our clients are reacting to manage their own businesses. We continue to feel confident in the long-term benefits of our portfolio diversification and the impact the new lines of business have had to our overall sales. We expect by the end of 2020, these new businesses will exceed 50% of our overall sales, as our POPS business continues to experience declines. For the remainder of the year, we are focused on simplifying our business to improve results by reviewing our products and services and how to streamline our operations to reduce expenses. We are focused on amplifying our sales outreach with customer acquisition and retention offers to rebuild the overall sales pipeline. While 2020 has been a challenging year thus far, the team continues to prove how relentless they are in rebuilding the company for future growth. I’m extremely thankful for the team and the work they have done, especially during a very challenging timeframe in our industry.”

 Q2 2020 Results
Net sales decreased 42.0% to $3,388,000 in Q2 2020, from $5,842,000 in Q2 2019, due to decreases in both POPS solution revenue and innovation initiatives revenue. The decreases are the result of significantly reduced or delayed spending from our CPG customers during the ongoing COVID 19 pandemic. POPS decreases are also due to the loss of a significant retailer in 2019 as a result of competitive pressures, contributing to a decrease in signs placed.

Gross profit in Q2 2020 decreased to $373,000, or 11.0% of net sales, from $1,465,000, or 25.1% of net sales, in Q2 2019. The decrease in gross profit was primarily due to a decrease in POPS solution sales as our gross profit is highly dependent on sales levels due to the relatively fixed nature of a portion of our payments to retailers. Decreased sales from innovation solutions also contributed to the decrease in gross profit, partially offset by improved margin rates from innovation solutions.

Selling expenses in Q2 2020 were $927,000, or 27.3% of net sales, compared to $693,000, or 11.9% of net sales, in Q2 2019 due to staff restructuring-related expenses.

Marketing expenses in Q2 2020 were $243,000, or 7.2% of net sales, compared to $585,000, or 10.0% of net sales, in Q2 2019. Decreased marketing expense for the period was primarily the result of reduced staffing and variable staff-related expenses, and due to decreased consulting expenses.

General and administrative expenses in Q2 2020 were $980,000, or 28.9% of net sales, compared to $870,000, or 14.9% of net sales, in Q2 2019 due to increased litigation expenses.

 Income tax expense for Q2 2020 was 0.6% of pretax loss, or an expense of $11,000, compared to income tax benefit of 25.3% of pretax loss, or $165,000, in Q2 2019.

As a result of the items above, the net loss for Q2 2020 was $1,772,000, or $0.15 per basic and diluted share, compared to a net loss of $488,000, or $0.04 per basic and diluted share, in Q2 2019.

As of June 30, 2020, cash and cash equivalents totaled $8.0 million, compared to $7.5 million as of December 31, 2019.

About Insignia Systems, Inc.

Insignia Systems, Inc. sells product solutions ranging from in-store to digital advertising. Consumer-packaged goods (CPG) manufacturers and retailers across the country rely on our deep expertise in the dynamic retail environment to provide a full suite of shopper engagement solutions.

For additional information, contact (800) 874-4648, or visit the Insignia website at www.insigniasystems.com
Investor inquiries can be submitted to investorrelations@insigniasystems.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipate,” “continue,” “expect,” “intend,” “remain,” “seek,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. Statements made in this press release regarding, for instance, anticipated future profitability, future service revenues, innovation and transformation of Insignia’s business, allocations of resources, benefits of new relationships, and the impacts of the COVID-19 pandemic and efforts to mitigate the same are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Forms 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with ’Insignia’s filings with the SEC. Insignia assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

Insignia Systems, Inc.
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Net sales	$3,388,000	$5,842,000	$8,070,000	$10,982,000
Cost of sales	3,015,000	4,377,000	6,728,000	8,743,000
Gross profit	373,000	1,465,000	1,342,000	2,239,000
Operating expenses:
Selling	927,000	693,000	1,647,000	1,431,000
Marketing	243,000	585,000	608,000	1,250,000
General and administrative	980,000	870,000	1,973,000	1,578,000

Operating loss	(1,777,000)	(683,000)	(2,886,000)	(2,020,000)
Other income, net	16,000	30,000	40,000	67,000

Loss before taxes	(1,761,000)	(653,000)	(2,846,000)	(1,953,000)
Income tax expense (benefit)	11,000	(165,000)	(211,000)	(369,000)

Net loss	(1,772,000)	(488,000)	(2,635,000)	(1,584,000)

Net loss per share:
Basic	$(0.15)	$(0.04)	$(0.22)	$(0.13)
Diluted	$(0.15)	$(0.04)	$(0.22)	$(0.13)

Shares used in calculation of net loss per share:
Basic	12,078,000	11,888,000	12,072,000	11,872,000
Diluted	12,078,000	11,888,000	12,072,000	11,872,000

SELECTED BALANCE SHEET DATA

	(Unaudited)
	June 30,	December 31,
	2020	2019

Cash and cash equivalents	$ 7,974,000	$7,510,000
Working capital	9,891,000	11,395,000
Total assets	14,983,000	16,990,000
Total liabilities	5,696,000	5,196,000
Shareholders' equity	9,287,000	11,794,000

Working capital represents current assets less current liabilities.